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                                                                      EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our report, dated January 3, 2001, on the consolidated financial statements of Deerbrook Publishing Group, Inc. and Subsidiaries, included in this to Form 10-KSB.


Semple & Cooper, LLP
Phoenix, Arizona

January 9, 2001